Exhibit 99.1

Fifth Third Bancorp has developed the document attached as Exhibit 99.1 containing a general trend overview of Fifth Third’s objectives, financial condition and results of operations for the second quarter of 2004.

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Management Discussion of Trends

Service Income

In general, management expects service income categories to exhibit positive trends and strong momentum. Specifically, by major category:

Electronic Payment Processing

On April 1, 2004, Fifth Third sold certain out-of-footprint third-party sourced merchant processing contracts. These contracts represented approximately $22 million in quarterly revenue that was previously reported as a component of Electronic Payment Processing Revenue with comparisons to last year’s second quarter also impacted by an approximate $7 million from the MasterCard®/Visa® settlement. On an overall basis, Fifth Third expects that second quarter processing revenues will be essentially unchanged from last quarter. Exclusive of the impact of the above referenced items, second quarter revenues are expected to increase in the low 30 percent range on a core basis over the same quarter last year due to strong new business and improving retail sales volume activity.

Investment Advisory

Fifth Third expects second quarter investment advisory revenues to produce mid to high-teen percentage growth over the second quarter of last year with institutional and brokerage revenues leading broad-based strength. On a sequential quarter basis, revenues are expected to increase at a double-digit annualized rate.

Deposit Service Revenue

Retail and commercial deposit account service revenues are expected to produce high single to low double digit percent year-over-year growth rates as Fifth Third has continued to generate new accounts in all of our markets and service charges continue to benefit from sales campaigns and a low rate environment. Commercial treasury management revenues are showing good year-over-year growth as our sales force continues to add new customers and deepen existing relationships with additional products and services.

Mortgage Banking

Second quarter mortgage banking revenues are expected to improve significantly from first quarter levels highlighted by modestly better than expected origination activity, particularly adjustable rate mortgages. As mortgage interest rates continue to increase from record lows, Fifth Third expects mortgage banking revenues in the second half of the year to stabilize at levels similar to those seen in the first quarter of 2004.

Expenses

•	Second quarter operating expenses, exclusive of the effects of an expense related to the early retirement of certain Federal Home Loan Bank advances discussed in greater detail later in this document, are expected to be essentially stable compared to last quarter. Fifth Third is continuing to focus on efficiency initiatives and looking to realize benefits from increasing levels of back office automation.

Balance Sheet Trends and Net Interest Income

Fifth Third expects mid single digit year-over-year percentage growth in net interest income over last year’s second quarter. The net interest margin is expected to be essentially stable in the second quarter (relative to the first quarter) due to the continued benefits of steepness in the short end of the yield curve and moderation in the level of prepayment activity. Margin trends in future periods will be dependent upon the magnitude of deposit growth in relation to balance sheet growth and the speed of interest rate changes in the economy.

•	Loans and leases, excluding held-for-sale, are expected to continue to exhibit strong growth rates similar to those seen in recent periods due to strong middle-market commercial loan growth from customer additions, modest improvement in utilization rates and continued strength in the level of consumer loan demand.

•	Fifth Third continues to experience good growth in the number of transaction accounts with growth in balances mitigated by outflows from higher balance accounts. Fifth Third is continuing to devote significant focus on attracting new checking account customers and expects that trends in deposit growth will continue to reflect success in attracting new customer relationships across our footprint.

•	Fifth Third’s deposit pricing remains and will continue to be highly competitive with financial market conditions.

Credit Quality

Fifth Third is realistic about the difficulty in precisely estimating credit quality metrics. Fifth Third’s long history of conservative exposure limits, avoidance of national or sub-prime lending businesses, centralized credit risk management, and diversified portfolio position us well to effectively weather cycles and reduce the likelihood of significant unexpected losses. As a result of expected credit trends and an overall improving credit outlook, Fifth Third does not expect increases in the reserve for credit losses at levels similar to those seen during 2003. On an overall basis:

•	Second quarter net charge-offs as a percentage of loans and leases are expected to be in the low 50 bps range.

•	The amount of nonperforming assets as a percentage of loans and leases is expected to improve significantly from first quarter levels.

Other Events

•	On April 1, 2004, Fifth Third sold certain out-of-footprint, third-party sourced merchant processing contracts. The net income from these third-party sourced merchant processing contracts in relation to Fifth Third Bancorp and the electronic payment processing segment is not material to their respective overall results of operations. The resulting gain has been recognized as a component of other operating income, inclusive of a reduction in associated goodwill and intangible asset balances.

•	Fifth Third will realize an expense in the second quarter of 2004 related to the early retirement of approximately $1 billion of Federal Home Loan Bank advances and continues to explore additional alternatives regarding the level and cost of various sources of funds.

•	On July 23, 2002, Fifth Third entered into an agreement to acquire Franklin Financial Corporation and its subsidiary, Franklin National Bank, headquartered in Franklin, Tennessee. At March 31, 2004, Franklin Financial Corporation had approximately $948 million in total assets and $801 million in total deposits. The pending transaction was approved by Franklin Financial Corporation shareholders on May 3, 2004 and has received regulatory approval. Fifth Third expects to consummate the transaction on June 11, 2004 and the transaction is not expected to have a material impact upon Fifth Third’s financial results in the second quarter.

•	Fifth Third will report second quarter earnings on July 15, 2004 prior to the market opening and will again host a conference call to be held the morning of the release.

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This release may contain forward-looking statements within the meaning of Sections 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties. This press release may contain certain forward-looking statements with respect to our financial condition, results of operations, plans, objectives, future performance and business including statements preceded by, followed by or that include the words or phrases such as “believes,” “expects,” “anticipates,” “plans,” “trend,” “objective,” “continue,” “remain” or similar expressions or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) competitive pressures among depository institutions increase significantly; (2) changes in the interest rate environment reduce interest margins; (3) prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; (4) general economic conditions, either national or in the states in which we do business, are less favorable than expected; (5) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (6) changes and trends in the securities markets; (7) legislative or regulatory changes or actions, or significant litigation, adversely affect us or the businesses in which we are engaged; and (8) the impact of reputational risk created by the developments discussed above on such matters as business generation and retention, funding and liquidity. We undertake no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release. Further information on other factors which could affect the financial results of Fifth Third are included in Fifth Third’s filings with the Securities and Exchange Commission. These documents are available free of charge at the Commission’s website at http://www.sec.gov and/or from Fifth Third.